POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Antonio F. Uccello, III, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act (a “Rule 462(b) registration statement”) and any and all pre - or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement or any Rule 462(b) registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Antonio F. Uccello, III                           November 28, 2007
Antonio F. Uccello,III, Director                 Date

/s/ Ronald D. Ciraravella                             November 28, 2007
Ronald D. Ciraravella, Director                  Date

/s/ Stephen F. Seidensticker                       November 28, 2007
Stephen Seidensticker, Director                 Date

/s/ Thomas Bachman                                   November 28, 2007
Thomas Bachman, Director                        Date

/s/ Dennis D. Derr                                        November 28, 2007
Dennis D. Derr, Director                             Date